EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2013 relating to the consolidated financial statements and financial statement schedule of Kforce Inc. and subsidiaries (“Kforce”), and the effectiveness of Kforce’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Kforce for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Tampa, Florida

May 15, 2013